FRONTIER CORPORATION

                  EMPLOYEES' STOCK OPTION PLAN

                         Amendment No. 2


     Pursuant to Section 12, the Plan is amended, effective March

16, 1999, as follows:

     1.  Section 7 is amended by deleting the first paragraph of the current provision in its entirety and substituting in its place the following:

               If the employment of a participant terminates by reason of the participant's disability or death, any option may be exercised, in the case of disability, by the participant or, in the case of death, the participant's designated beneficiary (or personal representative if there is no designated beneficiary) at any time prior to the earlier of the expiration date of the option or the expiration of one year after the date of disability or death, but only if, and to the extent that, the participant was entitled to exercise the option on the date of his disability or death. If the employment of a participant terminates on account of retirement, all of the participant's outstanding options shall become immediately vested and these options together with previously vested but unexercised options may be exercised at any time prior to the earlier of the expiration date of the option or the expiration of 13 months from the date of retirement. For this purpose, "retirement" means any termination of employment on or after a participant is entitled to receive an early retirement benefit under any defined benefit pension plan maintained by the Company or an affiliate in which the participant has an accrued
          benefit.    If the participant does not have an accrued
          benefit in any such plan, "retirement" means the participant's termination of employment on or after he has reached age 55. Upon termination of the participant's employment for any reason other than retirement, disability or death, all non-vested options held by the participant shall be forfeited and any options that are vested on the date of termination may be exercised prior to the earlier of the expiration date of the option or the expiration of 90 days from the date of termination.

     2.  Section 13(a) is amended by deleting the current

provision in its entirety and substituting in its place the

following:

               (a) Notwithstanding any other provisions of the Plan or otherwise to the contrary, in the event of a change in control of the Company (as defined in subsection (c) below), all of a participant's options shall become immediately vested and exercisable.

     IN WITNESS WHEREOF, the Company has caused its duly

authorized officer to execute this amendment on its behalf this

23rd day of March 1999.



                                   FRONTIER CORPORATION

                                         /s/  Josephine S. Trubek
                                   By: --------------------------
                                            Josephine S. Trubek
                                   Title:   Corporate Secretary